Restriction on Ownership and Transfer

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REIT UNDER THE CODE. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (1) NO PERSON (OTHER THAN AN EXCEPTED HOLDER) MAY BENEFICIALLY OR CONSTRUCTIVELY OWN OR BE DEEMED TO OWN BY VIRTUE OF THE ATTRIBUTION PROVISIONS OF THE CODE (i) SHARES OF COMMON STOCK IN EXCESS OF 9.8% BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF THE OUTSTANDING COMMON STOCK OF THE TRUST OR (ii) SHARES OF CAPITAL STOCK IN EXCESS OF 9.8% BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF THE OUTSTANDING SHARES OF CAPITAL STOCK; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK BEING OWNED BY FEWER THAN 100 PERSONS. AN “EXCEPTED HOLDER” MEANS A PERSON FOR WHOM AN EXCEPTED HOLDER OWNERSHIP LIMIT HAS BEEN CREATED BY THE CORPORATION’S CHARTER OR BY THE BOARD OF DIRECTORS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT – ____________ Custodian ____________
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act ______________________
		and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
711 ARMSTRONG LANE	PROOF OF: MAY 29, 2008
COLUMBIA, TENNESSEE 38401	GALIOT CAPITAL CORPORATION
(931) 388-3003	TSB 30171 BK
SALES: HOLLY GRONER 615-261-0610	OPERATOR: AP
7 / LIVE JOBS / G / GALIOT 30171 BK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: _____ OK AS IS _____ OK WITH CHANGES
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